Exhibit 99.2

Kingsway Financial Services Inc.
Pro Forma Consolidated Financial Statements
(Unaudited)
Set forth below are the unaudited pro forma consolidated statements of operations for the six months ended June 30, 2016 and the year ended December 31, 2015 and the consolidated balance sheet as of June 30, 2016 (together with the notes to the unaudited pro forma consolidated financial statements, the “pro forma financial statements”), of Kingsway Financial Services Inc. (the “Company” or “Kingsway”). The pro forma financial statements have been prepared based on certain pro forma adjustments to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the six months ended June 30, 2016. The pro forma financial statements should be read in conjunction with such historical consolidated financial statements, including the related financial statement notes.
On July 14, 2016, the Company completed the acquisition of 81% of CMC Industries, Inc. (“CMC”) for cash consideration of $1,500,000. The pro forma financial statements have been prepared as if the July 14, 2016 acquisition had taken place as of June 30, 2016, in the case of the pro forma consolidated balance sheet, and as if the acquisition had taken place on January 1, 2015, in the case of the pro forma consolidated statements of operations for the six months ended June 30, 2016 and the year ended December 31, 2015. The pro forma financial statements are presented for illustrative purposes only and do not purport to (1) represent our financial position that would have actually occurred had the July 14, 2016 acquisition occurred on June 30, 2016, (2) represent the results of our operations that would have actually occurred had the acquisition occurred on January 1, 2015 and (3) project our financial position or results of operations as of any future date or for any future period, as applicable. The pro forma adjustments are based on currently available information and certain estimates and assumptions; however, actual adjustments may differ from the pro forma adjustments. We believe the assumptions are reasonable for presenting the significant effects of the acquisition and that the pro forma adjustments give appropriate effect to those assumptions; are factually supportable; and are properly applied in the unaudited pro forma consolidated financial statements.
CMC owns, through an indirect wholly owned subsidiary (the “Property Owner”), a parcel of real property consisting primarily of approximately 192 acres located in the State of Texas (the “Real Property”). The Real Property is leased to a third party pursuant to a long-term triple net lease whereby the tenant is responsible for all expenses associated with the Real Property. The Real Property is also subject to a mortgage in the principal amount of approximately $180,000,000 (the “Mortgage”). The Mortgage is nonrecourse indebtedness with respect to CMC and its subsidiaries (including the Property Owner), and the Mortgage is not, nor will it be, guaranteed by the Company or its affiliates. All lease income generated by the Real Property is applied to make principal and interest payments on the Mortgage. The Company measured the significance of the acquisition and determined that the total assets acquired exceed 20% or more of the total assets as reflected on the Company's latest balance sheet filed with the U.S. Securities and Exchange Commission.

Because the acquired assets are leased to a single tenant subject to a triple net lease agreement, the Company is providing financial information about the tenant rather than financial statements of CMC. The tenant, BNSF Railway Company, provides publicly available financial statements in reports filed with the SEC at http://www.sec.gov.

The Company’s unaudited pro forma consolidated financial statements were prepared in accordance with Article 11 of Regulation S-X, using the assumptions set forth in the notes to the unaudited pro forma consolidated financial statements. The Company’s unaudited pro forma consolidated financial statements also do not give effect to the potential impact of current financial conditions, anticipated synergies, operating efficiencies or cost savings that may result from the acquisition described above.

Exhibit 99.2

Kingsway Financial Services Inc.
Unaudited Pro Forma Consolidated Balance Sheet
At June 30, 2016
(in thousands)

	Kingsway Historical	CMC Pro Forma		Kingsway
	as of June 30, 2016 (a)	Adjustments (b),(c)		Pro Forma
Assets
Investments:
Fixed maturities	$63,003	$—		$63,003
Equity investments	21,508	—		21,508
Limited liability investments	21,768	—		21,768
Other investments	5,435	—		5,435
Short-term investments	670	—		670
Total investments	112,384	—		112,384
Cash and cash equivalents	39,887	(1,306)		38,581
Investments in investees	4,018	—		4,018
Accrued investment income	496	—		496
Premiums receivable	31,915	—		31,915
Service fee receivable	950	—		950
Other receivables	3,107	2,048		5,155
Reinsurance recoverable	959	—		959
Prepaid reinsurance premiums	91	—		91
Deferred acquisition costs, net	13,824	—		13,824
Income taxes recoverable	66	—		66
Property and equipment	5,373	86,333		91,706
Goodwill	10,078			10,078
Intangible assets	14,865	109,092	(d)	123,957
Other assets	3,124	1,388		4,512
Total Assets	$241,137	$197,555		$438,692

Liabilities and Shareholders' Equity

Liabilities:
Unpaid loss and loss adjustment expenses:
Property and casualty	$52,195	$—		$52,195
Vehicle service agreements	2,975	—		2,975
Total unpaid loss and loss adjustment expenses	55,170	—		55,170
Unearned premiums	41,122	—		41,122
Reinsurance payable	284	—		284
Subordinated debt	36,302	—		36,302
Notes payable	—	191,741		191,741
Income taxes payable	—	2,055		2,055
Deferred income tax liability	2,968	—		2,968
Deferred service fees	35,999	—		35,999
Accrued expenses and other liabilities	20,456	964	(e)	21,420
Total Liabilities	192,301	194,760		387,061

Class A preferred stock	6,411	—		6,411

Shareholders' Equity:
Common stock	—	—		—
Additional paid-in capital	342,864	—		342,864
Accumulated deficit	(311,292)	2,496	(e),(f)	(308,796)
Accumulated other comprehensive income	9,500	—		9,500
Shareholders' equity attributable to common shareholders	41,072	2,496		43,568
Noncontrolling interests in consolidated subsidiaries	1,353	299		1,652
Total Shareholders' Equity	42,425	2,795		45,220
Total Liabilities and Shareholders' Equity	$241,137	$197,555		$438,692
See accompanying notes to unaudited pro forma consolidated financial statements.

Exhibit 99.2

Kingsway Financial Services Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Six Months Ended June 30, 2016
(in thousands)

	Kingsway Historical	CMC Pro Forma		Kingsway
	Six months ended June 30, 2016 (g)	Adjustments (i)		Pro Forma
Revenues:
Net premiums earned	$61,240	$—		$61,240
Service fee and commission income	10,716	—		10,716
Rental income	—	5,939	(j)	5,939
Net investment income	1,000	—		1,000
Net realized losses	(104)	—		(104)
Other-than-temporary impairment loss	—	—		—
Other income	5,165	97	(k)	5,262
Total revenues	78,017	6,036		84,053

Operating Expenses:
Loss and loss adjustment expenses	48,335	—		48,335
Commissions and premium taxes	11,701	—		11,701
Cost of services sold	1,543	—		1,543
General and administrative expenses	20,377	653	(l),(m)	21,030
Amortization of intangible assets	602	1,136	(n)	1,738
Contingent consideration benefit	(657)	—		(657)
Total operating expenses	81,901	1,789		83,690
Operating (loss) income	(3,884)	4,247		363
Other (revenues) expenses, net:
Interest expense	2,201	3,119	(o)	5,320
Foreign exchange losses, net	10	—		10
Gain on change in fair value of debt	(3,596)	—		(3,596)
Equity in net loss of investee	943	—		943
Total other (revenues) expenses, net	(442)	3,119		2,677
(Loss) income from continuing operations before income tax expense	(3,442)	1,128		(2,314)
Income tax expense	52	97	(p)	149
(Loss) income from continuing operations	(3,494)	1,031		(2,463)
Less: net (loss) income attributable to noncontrolling interests in consolidated subsidiaries	(400)	196	(q)	(204)
Less: dividends on preferred stock	164	—		164
(Loss) income from continuing operations attributable to common shareholders	$(3,258)	$835		$(2,423)

Loss per share - continuing operations:
Basic:	$(0.16)	$—		$(0.12)
Diluted:	$(0.16)	$—		$(0.12)
Weighted average shares outstanding (in 000's):
Basic:	19,764	—		19,764
Diluted:	19,764	—		19,764
See accompanying notes to unaudited pro forma consolidated financial statements.

Exhibit 99.2

Kingsway Financial Services Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2015
(in thousands)

	Kingsway Historical	CMC Pro Forma		Kingsway
	Year ended December 31, 2015 (h)	Adjustments (i)		Pro Forma
Revenues:
Net premiums earned	$117,433	$—		$117,433
Service fee and commission income	22,966	—		22,966
Rental income	—	11,878	(j)	11,878
Net investment income	2,918	—		2,918
Net realized gains	1,197	—		1,197
Other-than-temporary impairment loss	(10)	—		(10)
Other income	15,462	149	(k)	15,611
Total revenues	159,966	12,027		171,993
Operating Expenses:
Loss and loss adjustment expenses	92,812	—		92,812
Commissions and premium taxes	22,773	—		22,773
Cost of services sold	4,044	—		4,044
General and administrative expenses	41,760	1,868	(l)	43,628
Amortization of intangible assets	1,244	2,273	(n)	3,517
Contingent consideration benefit	(1,139)	—		(1,139)
Total operating expenses	161,494	4,141		165,635
Operating (loss) income	(1,528)	7,886		6,358
Other expenses (revenues), net:
Interest expense	5,278	6,303	(o)	11,581
Foreign exchange losses, net	1,215	—		1,215
Gain on change in fair value of debt	(1,458)	—		(1,458)
Loss on deconsolidation of subsidiary	4,420	—		4,420
Equity in net loss of investee	339	—		339
Total other expenses, net	9,794	6,303		16,097
(Loss) income from continuing operations before income tax expense	(11,322)	1,583		(9,739)
Income tax expense	93	149	(p)	242
(Loss) income from continuing operations	(11,415)	1,434		(9,981)
Less: net income attributable to noncontrolling interests in consolidated subsidiaries	162	273	(q)	435
Less: dividends on preferred stock	329	—		329
(Loss) income from continuing operations attributable to common shareholders	$(11,906)	$1,161		$(10,745)

Loss per share - continuing operations:
Basic:	$(0.60)	$—		$(0.55)
Diluted:	$(0.60)	$—		$(0.55)
Weighted average shares outstanding (in 000's):
Basic:	19,710	—		19,710
Diluted:	19,710	—		19,710
See accompanying notes to unaudited pro forma consolidated financial statements.

Exhibit 99.2

Kingsway Financial Services Inc.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited)
The unaudited pro forma consolidated financial statements present the impact of the acquisition on our financial position and results of operations. The pro forma adjustments have been prepared as if the July 14, 2016 acquisition of CMC had taken place as of June 30, 2016, in the case of the pro forma consolidated balance sheet, and as if the acquisition had taken place as of January 1, 2015, in the case of the pro forma consolidated statements of operations for the six months ended June 30, 2016 and year ended December 31, 2015.
The unaudited pro forma consolidated financial statements are subject to a number of estimates, assumptions and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisition reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future.  In addition, as discussed in the accompanying notes, the unaudited pro forma consolidated financial statements include pro forma allocations of the purchase price of the Real Property based upon preliminary estimates of the fair values of the assets acquired and liabilities assumed in connection with the acquisition and are subject to change.
The adjustments to the pro forma consolidated balance sheet as of June 30, 2016 are as follows:

(a)	Reflects the historical consolidated balance sheet of Kingsway Financial Services Inc. as of June 30, 2016 as filed with the SEC on its Form 10-Q for the six months ended June 30, 2016.

(b)	Reflects pro forma adjustments as if the acquisition of 81% of CMC had occurred on June 30, 2016.

(c)
On July 14, 2016, the Company completed the acquisition of CMC for cash consideration of $1.5 million. CMC owns real estate property which is subject to a long-term triple net lease agreement. The property is also subject to a mortgage in the principal amount of approximately $180 million that matures on May 15, 2034 and has a fixed interest rate of 4.07% (the “Mortgage”). The Mortgage is nonrecourse indebtedness with respect to CMC and its subsidiaries, and the Mortgage is not, nor will it be, guaranteed by Kingsway or its affiliates. The assets acquired and liabilities assumed are recorded at estimated fair market value. The Company intends to finalize its fair value analysis of the assets acquired and liabilities assumed by December 31, 2016. These estimates, allocations and calculations are subject to change as we obtain further information; therefore, the actual fair value analysis of the assets acquired and liabilities assumed may not agree with the estimates included in the pro forma financial statements. The following is an estimated allocation of the assets acquired and liabilities assumed as if the acquisition of CMC had occurred on June 30, 2016:

(in thousands)
June 30, 2016
Cash	$194
Other receivables	2,048
Property and equipment - land	4,157
Property and equipment - building	447
Property and equipment - site improvements	81,729
Intangible asset - acquired lease	109,092
Other assets	1,388
Total assets	$199,055

Notes payable	$191,741
Income taxes payable	2,055
Accrued expenses and other liabilities	429
Bargain purchase gain	3,031
Noncontrolling interest in CMC	299
Total liabilities, bargain purchase gain and noncontrolling interest	$197,555

Purchase price	$1,500
The Company estimates that it will record a gain on bargain purchase of CMC of approximately $3.0 million. As this is a material nonrecurring charge, the estimated gain on bargain purchase has been excluded from the pro forma statement of operations for the year ended December 31, 2015. This estimate and calculation is subject to change as we obtain

Exhibit 99.2

further information; therefore, the actual bargain purchase gain recognized may not agree with the estimate included in the pro forma financial statements.

(d)
The estimated acquired lease intangible asset of $109.1 million is being amortized on a straight-line basis over its estimated useful life of 48 years. The estimated future amortization expense for the lease intangible asset is $2.3 million for 2017, $2.3 million for 2018, $2.3 million for 2019, $2.3 million for 2020 and $2.3 million for 2021.

(e)	Subsequent to June 30, 2016, the Company incurred approximately $0.5 million in nonrecurring legal and financial advisor fees related to the acquisition of CMC.

(f)
Reflects estimated gain on bargain purchase of CMC of $3.0 million. This estimate and calculation is subject to change as we obtain further information; therefore, the actual bargain purchase gain recognized may not agree with the estimate included in the pro forma financial statements.

The following adjustments to the pro forma consolidated statements of operations for the six months ended June 30, 2016 and the year ended December 31, 2015 are shown as if the acquisition of 81% of CMC had occurred on January 1, 2015:

(g)
Reflects the historical consolidated statement of operations of Kingsway Financial Services Inc. for the six months ended June 30, 2016 as filed with the SEC on its Form 10-Q for the six months ended June 30, 2016.

(h)
Reflects the historical consolidated statement of operations of Kingsway Financial Services Inc. for the year ended December 31, 2015 as filed with the SEC on its Form 10-K for the year ended December 31, 2015.

(i)	Reflects pro forma adjustments as if the acquisition of 81% of CMC had occurred on January 1, 2015.

(j)
Reflects the estimated rental revenue, recognized on a straight-line basis, for the leased Real Property based on contractual lease terms with fixed and determinable increases over the non-cancellable term of the related lease.

(k)	Reflects estimated income related to the increase in other receivables.

(l)
Primarily reflects depreciation expense of $0.9 million for the six months ended June 30, 2016 and $1.7 million for the year ended December 31, 2015. Depreciation expense, based on the Company's allocation of the purchase price to building and site improvements, is calculated on a straight-line basis using estimated remaining lives of 34 years for building and 44 to 48 years for site improvements. These estimates, allocations and calculations are subject to change as we obtain further information; therefore, the actual depreciation expense recognized may not agree with the estimates included in the pro forma financial statements. General and administration expenses also reflect trustee fees, franchise tax expense and prepaid amortization expense.

(m)	Removes transaction costs of $0.3 million that were included in the historical financial statements for the six months ended June 30, 2016.

(n)
Reflects the amortization of acquired lease intangible asset based on the preliminary allocation of the assets acquired and liabilities assumed. Amortization of the acquired lease intangible asset is calculated on a straight-line basis and is amortized over its estimated useful life of 48 years. This estimate, allocation and calculation is subject to change as we obtain further information; therefore, the actual amortization expense recognized may not agree with the estimate included in the pro forma financial statements.

(o)
Reflects interest expense calculated at a fixed interest rate of 4.07% of par value, of approximately $180 million, offset by amortization of estimated debt fair value premium associated with CMC’s note payable assumed. The estimate and calculation of debt fair value premium is subject to change as we obtain further information; therefore, the actual amortization of debt fair value premium recognized may not agree with the estimate included in the pro forma financial statements.

(p)
Reflects the accrual of penalties and interest expense on pre-acquisition federal income tax liabilities of CMC. The Company also anticipates that it will utilize its net operating loss carryforwards against CMC’s income from continuing operations before income tax expense, resulting in no additional income tax expense pro forma adjustment.

(q)	Reflects income attributable to the noncontrolling interest in CMC.